Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of NetEase, Inc. of our report dated April 29, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in NetEase, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

May 29, 2020